UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017 (September 19, 2017)

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item  5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted below, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Barnes & Noble, Inc. (the “Company”), the Company’s stockholders approved Proposal 6 relating to the declassification of the Company’s board of directors. Accordingly, on September 19, 2017, the Company (1) filed with the Delaware Secretary of State’s office a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation and (2) amended its Amended and Restated By-Laws. Such Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation and such amendment to the Company’s Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on September 19, 2017. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors. The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Demos Parneros	59,383,417	1,575,161	8,346,971
Kimberley Van Der Zon	53,886,357	7,072,221	8,346,971
George Campbell, Jr.	54,126,108	6,832,470	8,346,971
Mark D. Carleton	22,060,771	38,897,807	8,346,971

Messrs. Parneros, Campbell and Carleton and Ms. Van Der Zon will hold office until the 2020 Annual Meeting of Stockholders of the Company and until their respective successors are elected and qualified.

Advisory (non-binding) Vote on Executive Compensation. The Company’s stockholders approved, on an advisory basis, compensation of the Company’s named executive officers by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,986,977	25,822,258	149,343	8,346,971

Advisory (non-binding) Vote on Frequency of holding an advisory vote on Executive Compensation. The Company’s stockholders approved, on an advisory basis, the frequency of holding a vote on compensation of the Company’s named executive officers by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
48,115,671	129,576	12,587,721	125,610	8,346,971

Re-Approval of the Performance Goals set forth in the Company’s Amended and Restated 2009 Incentive Plan. The Company’s stockholders re-approved the performance goals set forth in the Company’s Amended and Restated 2009 Incentive Plan by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,776,579	6,057,283	124,716	8,346,971

Ratification of the Appointment of Ernst & Young LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending April 28, 2018. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions
68,932,833	188,085	184,631

Amendment to Company’s Certificate of Incorporation and By-laws to declassify the Board. The Company’s stockholders approved the amendments to the Company’s Certificate of Incorporation and By-laws to declassify the Board by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,718,490	149,740	90,348	8,346,971

Amendment to the Company’s By-laws to implement majority voting in uncontested director elections. The Company’s stockholders did not approve the amendment to the Company’s By-laws to implement majority voting in uncontested director elections by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,287,129	5,585,504	85,945	8,346,971

Proposal 7 relating to the implementation of majority voting in uncontested director elections did not receive the affirmative vote of at least 80% of the voting power of the shares of capital stock of the Company outstanding as of July 26, 2017 and entitled to vote generally in the election of directors, voting together as a single class, which was required to approve Proposal 7 in accordance with the Company’s certificate of incorporation and by-laws. The Company will evaluate whether to submit such a proposal again at the Company’s 2018 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

3.2	Amendment to the Company’s Amended and Restated By-Laws

Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

3.2	Amendment to the Company’s Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: September 20, 2017	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel & Corporate Secretary